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                                                                   Exhibit 23.2

                      CONSENT OF INDEPENDENT ACCOUNTANTS

   We hereby consent to the use in this amended Registration Statement on Form S-1 of Catalytica Combustion Systems, Inc. of our reports dated October 17, 1999 and October 26, 1998 relating to the financial statements of GENXON Power Systems, L.L.C., which appear in such Prospectus and Registration Statement. We also consent to the reference to us under the heading "Experts" in such Prospectus and Registration Statement.

                                          /s/ PricewaterhouseCoopers, LLP

San Jose, CA
October 31, 2000